TODD J. VASOS - Attachment 1

Common Stock 05/30/07 S 7500 D 56.75

Common Stock 05/30/07 S 11000 D 57.00

Common Stock 05/30/07 S 2000 D 57.20

Common Stock 05/30/07 S 10000 D 57.30

Common Stock 05/30/07 S 7000 D 57.50